Exhibit 99.1
Designer Brands Inc. Announces Planned CEO Transition, Reiterates Fiscal 2022 Guidance
Doug Howe, DSW President, to Succeed Roger Rawlins as CEO of Designer Brands Inc. Effective April 1, 2023
Rawlins to Serve as Strategic Advisor through March 2024

COLUMBUS, Ohio, January 5, 2023 - Designer Brands Inc. (NYSE: DBI) (the "Company" or "Designer Brands"), one of the world's largest designers, producers and retailers of footwear and accessories, today announced a planned CEO transition process. The Company's Board of Directors (the "Board of Directors" or the "Board") has appointed Doug Howe, President of DSW, to succeed Roger Rawlins as the Company's Chief Executive Officer, effective April 1, 2023, at which time Rawlins will step down as Chief Executive Officer and as a member of the Board of Directors. Rawlins will continue to work with the Company for a twelve-month period in a Strategic Advisor role to facilitate a seamless leadership transition. This transition is the direct result of the Board of Directors' long-term succession planning with respect to the CEO role.

"On behalf of the Board of Directors, I want to thank Roger for his leadership and unparalleled commitment to Designer Brands over the past 17 years," said Jay Schottenstein, Executive Chairman of Designer Brands' Board of Directors. "Roger has been at the forefront of Designer Brands' transformation from a shoe retailer to a brand builder. From launching DSW.com, which now accounts for over $1 billion in demand, to leading the acquisition of our Canadian operations and integrating a world-class design, sourcing and wholesale business, Roger has been instrumental in leading Designer Brands and has set us up for success in achieving our long-range plan. As a result of a comprehensive succession plan, we are pleased to appoint Doug, a strategic thinker with demonstrated history of driving results in the industry, to CEO. His experience across brand building, including merchandising, marketing, design, development, and planning give him the expertise needed to lead this next phase of Designer Brands' growth. The Board is looking forward to continuing this brand building journey with Doug's leadership, and we are very excited for this next chapter."

"I am honored to lead such a visionary team at Designer Brands, and I greatly appreciate the support of Roger, the executive leadership team and the Board," said Doug Howe. "I am focused on continuing to execute on the long-range plan the team laid out at our 2022 Investor Day to double the sales of our Owned Brands and maintain the sales of our National Brands, all while delivering with incredible speed and quality. I look forward to continuing to work with the leadership team, the Board, and our associates to further our strategy and grow even stronger as an organization."

Howe has more than 30 years of experience in the retail industry with deep experience in vertical brand and direct-to-consumer growth and currently serves as President of DSW and Executive Vice President of Designer Brands. Doug also has extensive background working across digital retail channels, department stores, and mass retailers. Howe joined the Company in May 2022, after four years as Chief Merchandising Officer at Kohl's, where he was responsible for buying, planning, product design and development, sourcing, and merchandising transformation efforts. Prior to Kohl's, he was the Global Chief Merchandising Officer at Qurate Retail Group, leading QVC's and HSN's product leadership agenda by identifying emerging trends and white spaces for growth, building brands through their discovery, introduction and cultivation, developing category strategies, and attracting top vendors. Doug also held leadership roles at Gap Inc. including product design and development of vertical brands, various merchandise leadership roles at Walmart, including SVP of Product Development, Strategy, Design and Development, and several senior merchandising positions at May Department Stores.

With Doug and Roger's assistance, management will conduct a comprehensive search to identify the next President of DSW.

"I want to thank Jay and Joey Schottenstein and our Board of Directors for the opportunity provided to me to lead this outstanding organization. It has been a privilege to lead Designer Brands on its journey to becoming a brand builder, and I am confident in Doug's experience, leadership and commitment to continue that path," said Roger Rawlins. "After 17 years with this organization and seven years as CEO, I am proud of the company we have built, pleased with our accomplishments, and humbled by the fantastic team with whom I've had the honor of working."

Reiterating Fiscal 2022 Financial Outlook
Also on January 5, 2023, the Company reiterated its fiscal 2022 financial guidance that was provided in connection with the third quarter 2022 financial results for the full 2022 fiscal year:

Metric	Current Guidance
Designer Brands Comparable Sales Growth	Mid-single digits
Diluted EPS	$1.75 - $1.80

About Designer Brands
Designer Brands is one of the world's largest designers, producers and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry by inspiring self-expression across every facet of its enterprise. Through its portfolio of world-class owned brands, led by the industry-setting Vince Camuto brand, Designer Brands delivers on-trend footwear and accessories through its robust direct-to-consumer omni-channel infrastructure, featuring a billion-dollar digital commerce business and nearly 650 stores across the U.S. and Canada. Its retailing operations under the DSW Designer Shoe Warehouse and The Shoe Company banners deliver current, in-line footwear and accessories from most of the largest national brands in the industry and hold leading market share positions in key product categories across Women's, Men's and Kid's in the U.S. and Canada. Designer Brands also distributes its owned brands through select wholesale relationships while leveraging its design and sourcing expertise to build private label product for national retailers. Designer Brands is also committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting our global community and the health of our planet through donating more than six million pairs of shoes to the global non-profit Soles4Souls. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements include, without limitation, statements regarding leadership changes and the proposed benefits thereof, the objectives and plans of management, the execution of and benefits relating to the Company's long-range plan and strategy, and the Company's financial forecasts. Such statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainties related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; risks that recent inflationary pressures, including higher freight costs, could have on our results of operations and customer demand based on pricing actions and operating measures taken to mitigate the impact of inflation; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict, and the related impacts to consumer discretionary spending; our ability to execute on our long-term strategic plans; our ability to anticipate and respond to fashion trends, consumer preferences, and changing customer expectations; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and fulfillment center and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information systems; our ability to protect our reputation and to maintain the brands we license; our competitiveness with respect to style, price, brand availability, and customer service; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, and compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and in our other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

CONTACT
Investor Relations
Edelman Smithfield for Designer Brands Inc.,
Stacy Turnof, DesignerBrandsIR@edelman.com

Financial Media
Edelman Smithfield for Designer Brands Inc.,
Ashley Firlan, DesignerBrandsIR@edelman.com